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                                                                   EXHIBIT 10.12
                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") made and entered into as of this 4th day of October, 1994, by and between ULTRAK, INC., a Colorado corporation ("Ultrak" or "Borrower"), with its principal office and mailing address at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, and PETRUS FUND, L.P., a Texas limited partnership, with offices at 1700 Lakeside Square, 12377 Merit Drive, Dallas, Dallas County, Texas 75251 (hereinafter called the "Lender").

                                R E C I T A L S

                 1. Ultrak, CCTV SOURCE INTERNATIONAL, INC., a Texas corporation ("CCTV"), and LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation ("Loss Prevention") (Ultrak, CCTV, and Loss Prevention being referred to as the "Prior Borrowers"), and Lender have made and entered into that certain Loan Agreement dated July 20, 1992 (as amended, the "Loan Agreement"), pursuant to which Lender agreed to make available to Prior Borrowers a $3,000,000 line of credit in accordance with the terms and conditions of the Loan Agreement and pursuant to the provisions set forth therein.

                 2. Pursuant to the terms of that certain First Amendment to Loan Agreement, Prior Borrowers and Lender amended the Loan Agreement to, among other things: (a) increase the line of credit from $3,000,000 to $6,000,000, (b) modify the rate of interest accruing on funds outstanding under the line of credit, (c) modify certain provisions pertaining to the Warehouseman's Agreement (including substitution of representatives of Borrower for the bonded warehouseman), and (d) extend the Drawdown Termination Date from January 20, 1995 to April 4, 1996.

                 3. Pursuant to the Agreement and Plan of Merger, made and entered into as of December 20, 1993, among Ultrak, Loss Prevention and CCTV, Loss Prevention and CCTV were merged with and into Ultrak, with Ultrak being the surviving corporation.

                 4. Ultrak has requested that Lender agree to a second amendment to the Loan Agreement to, among other things: (1) increase the line of credit from $6,000,000 to $7,000,000, and (2) further increase the line of credit from $7,000,000 to $8,000,000, subject to achievement, during two consecutive fiscal quarters, of total net income, before taxes, in excess of $3,000,000.

                 5. Lender has agreed to Borrower's requests, subject to the terms and conditions set forth in this Amendment.





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                              W I T N E S S E T H

         For and in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower and Lender agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         As used in this Amendment, capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Loan Agreement.


                                   ARTICLE II

                                   AMENDMENTS

         2.01. Amendments to Definitions. Section 1.02 of the Loan Agreement is amended by restating certain of the defined terms set forth in Section 1.02 to read in full as follows:

                 "Borrowing Base" shall mean at any time an amount not to exceed the lesser of: (a) the Maximum Loan Amount, or (b) the Inventory Advance Amount determined as of the date the Borrower Base is calculated.

                 "Inventory Advance Amount" shall mean at any time an amount equal to the lesser of:

                          (a)     the Maximum Loan Amount, or

                          (b) the product of all Eligible Inventory of the Borrower (excluding Eligible Inventory that is subject to a Letter of Credit Arrangement) times the Inventory Percentage.

                 "Revolving Credit Note" shall mean the promissory note of the Borrower described in subsection 2.01 hereof and being in the form of note attached as Exhibit A-2 to the Second Amendment, and all renewals, extensions, modifications and rearrangements thereof.

         2.02. Additional Definitions. Section 1.02 of the Loan Agreement is further amended by adding the defined terms set forth in Section 1.02 to read in full as follows:

                 "Maximum Loan Amount" shall mean the following:





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                          (a)     beginning on the date of the Second
                 Amendment, the Maximum Loan Amount shall be Seven Million and No/100 Dollars ($7,000,000.00); and

                          (b) from and after Borrower's written request for an increase thereto, the Maximum Loan Amount shall be Eight Million and No/100 Dollars ($8,000,000.00), so long as the following conditions have been satisfied:

                                  (1)      Borrower has achieved, during any
                          period of two (2) consecutive fiscal quarters, net income, before taxes, in excess of Three Million Dollars ($3,000,000), as evidenced and certified by financial statements provided to Lender, pursuant to
                          Section 4.01(b) of this Agreement;

                                  (2)      Borrower has paid to Lender the
                          Commitment Fee applicable to the increased Maximum Loan Amount, as calculated in accordance with Section
                          2.11 of this Agreement; and

                                  (3) No Event of Default has occurred and is continuing under this Agreement as of the time of borrower's request for the increase to the Maximum Loan Amount."

                          "Second Amendment" shall mean that certain Second
                 Amendment to Loan Agreement, dated October 4, 1994, executed by and among Borrower and Lender.

         2.03. Commitment Fee. Section 2.11 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 2.11 Commitment Fee. Borrower shall pay to Lender at execution and delivery of the Second Amendment, and on each anniversary date of the Second Amendment (i.e., October 4 of each year, beginning October 4, 1995), a commitment fee (the "Commitment Fee"), calculated on the following basis:

                          (a) if the Maximum Loan Amount is $7,000,000, then the Commitment Fee shall be Fifty Thousand and No/100 Dollars ($50,000.00) per annum, and

                          (b) if the Maximum Loan Amount is $8,000,000, then the Commitment Fee shall be Fifty-Five Thousand and No/100 Dollars ($55,000.00) per annum, and in any event, pro-rated over the then remaining term of the Commitment, if less than a full year. These fees shall be consideration paid to Lender in exchange for Lender's agreement to make the total amount of the Commitment available





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         to Borrower, subject to the terms of this Agreement.  The Commitment
         Fee will be non-refundable. Nevertheless, if Lender exercises its right under Section 2.10(b) to terminate its Commitment, then Borrower shall be entitled to a refund o the Commitment Fee, pro-rated on the basis of the remaining portion, as of the effective date of termination, of the annual period for which the Commitment Fee was paid (i.e., beginning October 4 of one year and ending October 3 of the following year). In the event that any Indebtedness remains owing to Lender as of the effective date of Lender's termination of the Commitment underSection 2.10(b), Lender, at Lender's option, may credit the Indebtedness in the amount of the portion of the Commitment Fee to which Borrower is entitled as a refund."

         2.04. Limitation on Compensation. Section 5.15 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 5.15 Limitation on Compensation. So long as no Event of Default has occurred, neither the Borrower nor any Subsidiary will pay George K. Broady directly or indirectly any salary, bonus or any other form of compensation in excess of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) per annum in the aggregate, without the Lender's prior written consent. After an Event of Default has occurred, this amount shall be decreased to Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00)."

         2.05. Current Ratio. Section 6.01 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 6.01 Current Ratio. During the term of this Agreement, Borrower will not permit or suffer at any date the ratio of
         (a) its consolidated Current Assets, to (b) its consolidated Current Liabilities, to be less than 1.20 to 1.0."

         2.06. Leverage Ratio. Section 6.02 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 6.02 Leverage Ratio. During the term of this Agreement, Borrower shall not permit or suffer at any date the ratio of (a) the consolidated total liabilities of Borrower, determined according to generally accepted accounting principles, to (b) Borrower's consolidated Tangible Net Worth, to be greater than the ratio of 2.75 to 1."

         2.07. Warrants, Stock Options, Etc. Schedule II of the Loan Agreement is replaced in its entirety by Schedule II-2 to this Amendment.





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                                  ARTICLE III

                                 MISCELLANEOUS

         3.01. Effectiveness. Except as specified herein, all terms and conditions of the Loan Agreement shall remain unmodified and in full force and effect. Further, each Borrower hereby ratifies and reaffirms such Borrower's obligations and agreement under the Security Instruments, agrees that the Security Instruments shall remain in full force and effect, notwithstanding execution of this Amendment, and agrees that the Security Instruments shall continue to be the legal, valid and biding obligations of each Borrower, as applicable, enforceable in accordance with the terms therein.

         3.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         3.03. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         3.04. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOAN.





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         IN WITNESS WHEREOF, the parties hereby have caused this instrument to be duly executed as of the date first above written.



                                        BORROWER:

                                        ULTRAK, INC.



                                        By: /s/ TIM D. TORNO
                                            ---------------------------------
                                                Tim D. Torno
                                                Chief Financial Officer


                                        PETRUS FUND, L.P.

                                        By:  PEROT INVESTMENTS, INC.



                                             By: /s/ STEVEN L. BLASNIK
                                                 ----------------------------
                                                     Steven L. Blasnik
                                                     President


Exhibit:

     A-2       -    Revolving Credit Note

Schedule:

     II-2      -    Stock, Warrants, Etc.





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